EXHIBIT 3.2
AMENDED AND RESTATED CODE OF BY-LAWS
OF
HILL-ROM HOLDINGS, INC.
(as adopted by the Board of Directors effective on March 9, 2010)
ARTICLE 1.
Definition of Certain Terms
Section 1.01 Corporation. The term “Corporation,” as used in this Code of By-laws, shall mean and refer to Hill-Rom Holdings, Inc., a corporation duly organized and existing under and pursuant to the provisions of The Indiana Business Corporation Law, as amended.
Section 1.02 Common Stock. The term “Common Stock,” as used in this Code of By-laws, shall mean and refer to the shares of Common Stock, without par value, which the Corporation is authorized to issue under and pursuant to the provisions of the Articles of Incorporation of the Corporation.
Section 1.03 Shareholders. The term “Shareholders,” as used in this Code of By-laws, shall mean and refer to the persons shown by the records of the Corporation to be the holders of the duly authorized, issued and outstanding shares of Common Stock.
Section 1.04 Board of Directors. The term “Board of Directors,” as used in this Code of By-laws, shall mean and refer to the Board of Directors of the Corporation.
Section 1.05 Officers. The terms “President,” “Vice-President,” “Secretary,” “Assistant Secretary,” “Treasurer” and “Assistant Treasurer,” as used in this Code of By-laws, shall mean and refer, respectively, to the individuals holding those offices of the Corporation in their capacities as such.
Section 1.06 Act. The term “Act,” as used in this Code of By-laws, shall mean and refer to The Indiana Business Corporation Law, as now in force or hereafter amended.
ARTICLE 2.
Shares of The Corporation
Section 2.01 Form of Certificates. The shares of the Corporation may be issued in book entry form or evidenced by certificates in such form as is prescribed by law and approved by the Board of Directors.
Section 2.02 Transfer of Shares. Shares of the Corporation may be transferred on the books thereof only by the holder of such shares or by his duly authorized representative, upon the surrender to the Corporation or its transfer agent of the certificate for such share properly endorsed.
Section 2.03 Lost, Destroyed or Stolen Stock Certificates. No share certificates shall be issued in place of any certificate alleged to have been lost, destroyed or stolen unless the Board of Directors is, or such officer or officers as may be designated by the Board of Directors are, satisfied as to such loss, destruction or theft and unless an indemnity bond acceptable to the Board or such officers has been furnished by the owner of such lost, destroyed or stolen certificate, or his legal representative.
Section 2.04 Regulations Relating to the Transfer Agents and Registrars of the Corporation. The provisions governing the appointment of the Transfer Agents, Registrars and Dividend Disbursing Agent of the Corporation, conferring upon them their respective powers, rights, duties and obligations in their capacities as such, allocating and delimiting their power to make original issue and transfer of the shares of Common Stock, specifying to whom the Shareholders shall give notice of changes of their addresses, allocating and imposing the duty of maintaining the original stock ledgers or transfer books, or both, of the Corporation and of disclosing the names of the Shareholders, the number of shares of Common Stock held by each and the address of each Shareholder as it appears upon the records of the Corporation, and dealing with other related matters are contained in the “Regulations Relating to the Transfer Agents and Registrars of Hill-Rom Holdings, Inc.” duly adopted by the Board of Directors, certified copies of which are on file with, and may be inspected at the office of:
Computershare Investor Services
2 North LaSalle Street
Chicago, Illinois 60602
the Registrar and Transfer Agents of the Corporation.
ARTICLE 3.
The Shareholders
Section 3.01 Annual Meeting. The Shareholders shall hold their annual meeting during the second quarter of each fiscal year for the purposes of electing individuals to the Board of Directors in accordance with Section 4.03, acting upon such other questions or matters as are proposed to be submitted to a vote at the meeting and acting upon such further questions or matters as may properly come before the meeting. The annual meeting shall be called by the Board of Directors.
Section 3.02 Special Meeting. The Shareholders may hold a special meeting at any time for the purposes of electing individuals to vacant positions upon the Board of Directors, acting upon such other questions or matters as are proposed to be submitted to a vote at the meeting and acting upon such further questions or matters as may properly come before the meeting. A special meeting of the Shareholders may be called by the Board of Directors, by the President or by Shareholders holding not less than one-fourth (1/4) of the duly authorized, issued and outstanding shares of Common Stock (determined as of the date upon which the special meeting is called).
Section 3.03 Place of Meetings. Meetings of the Shareholders may be held at the Principal Office of the Corporation (as defined in the Act) or any other place, within or without the State of Indiana.
Section 3.04 Procedure For Calling Meetings. Any meeting of the Shareholders which is called by the Board of Directors shall be deemed duly to have been called upon the adoption of a resolution by the Board of Directors, not less than ten (10) days before the date of the meeting, setting forth the time, date and place of the meeting and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting. Any special meeting of the Shareholders which is called by the President shall be deemed duly to have been called upon delivery to the Secretary, not less than ten (10) days before the date of the meeting, of a written instrument, executed by the President, setting forth the time, date and place of the meeting and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting. Any special meeting of the Shareholders which is called by the Shareholders shall be deemed duly to have been called upon delivery to the Secretary, not less than fifty (50) days before the date of the meeting, of a written instrument, executed by each of the Shareholders calling the meeting, setting forth the time, date and place of the meeting and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting.
Section 3.05 Record Date. For the purpose of determining the Shareholders entitled to notice of, or to vote at, any meeting of the Shareholders, for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of the Shareholders for any other corporate purpose, the Board of Directors may fix in advance a date as the record date for that determination of the Shareholders, that date, in any case, to be not more than seventy (70) days and, in case of a meeting of the Shareholders, not less than ten (10) days, before the date upon which the particular action, requiring that determination of the Shareholders, is to be taken. If no record date is fixed for the determination of the Shareholders entitled to notice of, or to vote at, a meeting of the Shareholders, then the date ten (10) days before the date of the meeting shall be the record date for the meeting. If no record date is fixed for the determination of the Shareholders entitled to receive payment of a dividend or other distribution, then the date upon which the resolution of the Board of Directors declaring the dividend or other distribution is adopted shall be the record date for the determination of the Shareholders. When a determination of the Shareholders entitled to notice of, or to vote at, a meeting of the Shareholders has been made, the determination shall apply to any adjournment of the meeting. The Shareholders upon any record date shall be the Shareholders as of the close of business on that record date.
Section 3.06 Notice of Meetings. Notice of any meeting of the Shareholders shall be deemed duly to have been given if, at least ten (10) days before the date of the meeting, a written notice stating the date, time and place of meeting, and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting, is delivered by the Secretary to each Shareholder entitled to notice of, and to vote at, the meeting. The written notice shall be deemed duly to have been delivered by the Secretary to a Shareholder at the date upon which:
(1) it is delivered personally to the Shareholders;
(2) it is deposited in the United States First Class Mail, postage prepaid, addressed to the address of the Shareholder set forth upon the records of the Corporation; or
(3) it is sent by telegraph, facsimile or other form of wire or wireless communication, addressed to the address of the Shareholder set forth upon the records of the Corporation.
Written notice of the meeting shall be deemed duly to have been waived by any Shareholder present, in person or by proxy, at the meeting. Written notice of the meeting may be waived by any Shareholder not present, in person or by proxy, at the meeting, either before or after the meeting, by written instrument, executed by the Shareholder, delivered to the Secretary.
Section 3.07 Voting Lists. The Secretary shall, not less than five (5) days before the date of each meeting of the Shareholders, prepare, or cause to be prepared, a complete list of the Shareholders entitled to notice of, and to vote at, the meeting. The voting list shall disclose the names and addresses of those Shareholders, arranged in alphabetical order, and the number of duly authorized, issued and outstanding shares of Common Stock held by each of those Shareholders (determined as of the record date for the meeting). The Secretary shall cause the voting list to be produced and kept open at the Principal Office of the Corporation where it shall be subject to inspection by any Shareholder during the five (5) days before the meeting. The Secretary shall also cause the voting list to be produced and kept open at the time and place of the meeting where it shall be subject to inspection by any Shareholder during the course of the meeting.
Section 3.08 Quorum at Meetings. At any meeting of the Shareholders the presence, in person or by proxy, of Shareholders holding a majority of the duly authorized, issued and outstanding shares of Common Stock (determined as of the record date for the meeting) shall constitute a quorum.
Section 3.09 Voting at Meetings. Any action required or permitted to be taken at any meeting of the Shareholders with respect to any question or matter other than the election of directors shall be taken pursuant to a vote of the duly authorized, issued and outstanding shares of Common Stock (determined as of the record date for the meeting) present, in person or by proxy, at a meeting at which a quorum is present, in which the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the provisions of the Act, the Articles of Incorporation of the Corporation or other applicable legal or regulatory requirement, in which event the action shall be taken only pursuant to the affirmative vote of the greater number. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, unless the Articles of Incorporation of the Corporation provide otherwise.
Section 3.10 Voting by Proxy. A shareholder may vote at any meeting of the Shareholders, either in person or by proxy. Each proxy shall be in the form of a written instrument executed by the Shareholder or a duly authorized agent of the Shareholder, or may be transmitted by electronic submission as authorized by the Corporation. No proxy shall be voted at any meeting unless and until it has been filed with the Secretary.
Section 3.11 Notice of Shareholder Business. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by Shareholders at the meeting. To be properly brought before a meeting business must be (a) specified in the notice of meeting given in accordance with Section 3.06 of this Article 3, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board or the Chief Executive Officer, or (c) otherwise properly brought before the meeting by a Shareholder. For business to be properly brought before a meeting by a Shareholder pursuant to clause (c) above, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal place of business of the Corporation. To be timely, a

Shareholder’s notice must be delivered to or mailed and received by the Secretary not later than 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which the Company first makes public disclosure of the meeting date). A Shareholder’s notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, (b) the name and address of the Shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the Shareholder, and (d) any interest of the Shareholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 3.11. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the Code of By-laws, or that business was not lawful or appropriate for consideration by Shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.
Section 3.12 Notice of Shareholder Nominees. Nominations of persons for election to the Board of Directors of the Corporation may be made at any meeting of Shareholders by or at the direction of the Board of Directors or by any Shareholder of the Corporation entitled to vote for the election of members of the Board of Directors at the meeting. For nominations to be made by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal place of business of the Corporation and any nominee must satisfy the qualifications established by the Board of Directors of the Corporation from time to time as contained in the proxy statement of the Corporation for the immediately preceding annual meeting or posted on the Website of the Corporation. To be timely, a Shareholder’s nomination must be delivered to or mailed and received by the Secretary not later than (i) in the case of the annual meeting, 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which the Company first makes public disclosure of the meeting date) and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which the Corporation first makes public disclosure of the meeting date. Each notice given by such Shareholder shall set forth: (i) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the Shareholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between such Shareholder and each nominee proposed by the Shareholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (iv) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (v) the consent in writing of each nominee to serve as a director of the Corporation if so elected, and (vi) a description of the qualifications of such nominee to serve as a director of the Corporation.
If facts show that a nomination was not made in accordance with the foregoing provisions, the Chairman of the meeting shall so determine and declare to the meeting, whereupon the defective nomination shall be disregarded.
ARTICLE 4.
The Board of Directors
Section 4.01 Number of Members. The Board of Directors shall consist of no fewer than nine (9) members and no more than eleven (11) members, as fixed from time to time by resolution of the Board of Directors.
Section 4.02 Qualification of Members. Each member of the Board of Directors shall be an adult individual. Members of the Board of Directors need not be Shareholders and need not be residents of the State of Indiana or citizens of the United States of America.
Section 4.03 Election of Members. The members of the Board of Directors shall be elected by the Shareholders at the annual meeting of the Shareholders, at a special meeting of the Shareholders called for that purpose or by the unanimous written consent of the Shareholders, except that a majority of the duly elected and qualified members of the Board of Directors then occupying office may fill any vacancy in the membership of the Board of Directors caused by the resignation, death, or adjudication or legal incompetency of a member of the Board of Directors, or caused by an increase in the number of the members of the Board of Directors.
Until the 2011 annual meeting of Shareholders, the members of the Board of Directors shall be divided into three classes, each having one-third of the total number of members of the Board of Directors or as near to one-third of such number as may be possible, with the difference between the number of Directors in any class and the number of Directors in any other class not exceeding one. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes as determined by the Board of Directors, provided that (i) in no case will a decrease in the number of Directors shorten the term of any incumbent Director and (ii) any such increase or decrease shall be apportioned such that each class has one-third of the total number of members of the Board of Directors or as near to one-third of such number as may be possible, with the difference between the number of Directors in any class and the number of Directors in any other class not exceeding one.
Commencing with the 2011 annual meeting of Shareholders, at each annual meeting of Shareholders, Directors elected by the Shareholders to succeed those Directors whose terms expire shall be elected for a one-year term of office to expire at the next succeeding annual meeting of Shareholders after their election. Except as may be expressly provided by law, a Director elected by the Board of Directors to fill any vacancy on the Board of Directors shall be elected for a term expiring at the next succeeding annual meeting of Shareholders. Each member of the Board of Directors shall serve as such throughout the term for which he is elected, or until his successor is duly elected and qualified.
Section 4.04 Removal of Members. Any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.
Section 4.05 Resignations of Members. Any member of the Board of Directors may resign at any time, with or without cause, by delivering written notice of his resignation to the Board of Directors. The resignation shall take effect at the time specified in the written notice or upon receipt by the Board of Directors, as the case may be, and, unless otherwise specified in the written notice, the acceptance of the resignation shall not be necessary to make it effective.
Section 4.06 Annual Meeting. The Board of Directors shall hold its annual meeting immediately following the annual meeting of the Shareholders for the purposes of electing individuals to each of the offices of the Corporation and acting upon such other questions or matters as may properly come before the meeting.
Section 4.07 Special Meetings. The Board of Directors may hold a special meeting at any time for the purposes of electing individuals to each vacant position on the Board of Directors, electing individuals to each vacant office of the Corporation and acting upon such other questions and matters as may properly come before the meeting. A special meeting of the Board of Directors may be called by any member of the Board of Directors.
Section 4.08 Place of Meetings. The annual meeting of the Board of Directors shall be held at the same place at which the annual meeting of the Shareholders is held. Special meeting of the Board of Directors may be held at the Principal Office of the Corporation or at any other place, within or without the State of Indiana.
Section 4.09 Procedure for Calling Meetings. Any special meeting of the Board of Directors shall be deemed duly to have been called by a member of the Board of Directors upon delivery to the Secretary, not less than seven (7) days before the date of such meeting, of a written instrument, executed by the member of the Board of Directors calling the meeting, setting forth the time, date and place of the meeting. The written instrument may also contain, at the option of the member of the Board of Directors calling the meeting, a concise statement of the questions or matters proposed to be submitted to a vote, or otherwise considered, at the meeting. Any special meeting of the Board of Directors with respect to which all members of the Board of Directors are either present or duly waive written notice, either before or after the meeting, shall also be deemed duly to have been called.
Section 4.10 Notice of Meetings. No notice of the annual meeting of the Board of Directors shall be required. Notice of any special meeting of the Board of Directors shall be deemed duly to have been given if, at least seven (7) days before the date of the meeting, a written notice stating the date, time and place of the meeting and, to the extent set forth in the written instrument by which the meeting is called, containing a concise statement of the questions or matters proposed to be submitted to a vote, or otherwise considered, at the meeting is delivered by the Secretary to each member of the Board of Directors. The written notice shall be deemed duly to have been delivered by the Secretary to a member of the Board of Directors at the date upon which:
(1) it is delivered personally to the member of the Board of Directors;

(2) it is deposited in the United States First Class Mail, postage prepaid, addressed to the last known address of the member of the Board of Directors; or
(3) it is sent by telegraph, facsimile or other form of wire or wireless communication, addressed to the last known address of the member of the Board of Directors.
Written notice of the meeting shall be deemed duly to have been waived by any member of the Board of Directors present at the meeting. Written notice of the meeting may be waived by any member of the Board of Directors not present at the meeting, either before or after the meeting, by written instrument, executed by the member of the Board of Directors, delivered to the Secretary.
Section 4.11 Quorum at Meetings. At any annual or special meeting of the Board of Directors the presence of a majority of the then duly elected and qualified members of the Board of Directors then occupying office shall constitute a quorum.
Section 4.12 Voting at Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors with respect to any question or matter shall be taken pursuant to the affirmative vote of a majority of the then duly elected and qualified members of the Board of Directors present at the meeting, unless a greater number is required by the provisions of the Act, in which event the action shall be taken only pursuant to the affirmative vote of that greater number.
Section 4.13 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors with respect to any question or matter may be taken without a meeting, if, before that action is taken, a unanimous written consent to that action is executed by all of the then duly elected and qualified members of the Board of Directors and the written consent is filed with the minutes of the preceding of the Board of Directors.
Section 4.14 The Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors. The Chairman of the Board shall provide leadership to the Board of Directors, advice and counsel to the President and other officers of the Corporation, shall preside at all meetings of the Shareholders and the Board of Directors, and shall, in addition, have such further powers and perform such further duties as are specified in the Code of By-laws or as the Board of Directors may, from time to time, assign or delegate to him.
Section 4.15 The Chairman Emeritus. The Chairman Emeritus shall be a member of the Board of Directors or a former member of the Board of Directors. The Chairman Emeritus shall provide advice and counsel to the Chairman of the Board and to the President and other officers of the Corporation, and shall, in addition, have such further powers and perform such further duties as are specified in the Code of By-Laws or as the Board of Directors may, from time to time, assign or delegate to him.
Section 4.16 The Vice Chairman. The Board of Directors may appoint a Vice Chairman of the Board. The Vice Chairman of the Board shall be a member of the Board of Directors. The Vice Chairman of the Board shall preside at all meetings of the Shareholders and the Board of Directors in the absence of the Chairman of the Board, shall otherwise act in place of and carry out the responsibilities of the Chairman of the Board if the Chairman of the Board is absent or unable to act, shall provide advice and counsel to the Chairman of the Board and assist the

Chairman of the Board in providing leadership to the Board of Directors and shall have such further powers and perform such further duties as are specified in the Code of By-laws or as the Board of Directors may, from time to time, assign or delegate to him.
If at any time the person serving as Chairman of the Board ceases to be the Chairman of the Board for any reason and prior to that time the Board of Directors has not appointed another member of the Board of Directors to succeed such person as Chairman of the Board, the Vice Chairman, at that time and without further action by the Board of Directors, shall become the Chairman of the Board and shall serve in that capacity until he is replaced as Chairman of the Board by the Board of Directors or ceases to be a member of the Board of Directors.
Section 4.17 Mandatory Classified Board Structure. The provisions of Ind. Code 23-1-33-6(c) shall not apply to the Corporation.
ARTICLE 5.
Committees
Section 5.01 Designation; Powers. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the following powers of the Board of Directors:
(1) powers in reference to amending the Articles of Incorporation;
(2) powers in reference to adopting an agreement or plan of merger of consolidation;
(3) powers in reference to proposing a special corporate transaction;
(4) powers in reference to recommending to the Shareholders a voluntary dissolution of the Corporation or revocation of voluntary dissolution proceedings; and
(5) powers in reference to the amendment of this Code of By-laws.
Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by the Board of Directors.
Section 5.02 Procedure; Meetings; Quorum. Any committee designated pursuant to Section 5.01 shall keep regular minutes of its actions and proceedings in a book provided for that purpose and report the same to the Board of Directors at its meeting next succeeding such action, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors. Should a committee fail to fix its own rules, the provisions of this Code of By-laws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as may be possible. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.
Section 5.03 Substitution and Removal of Members; Vacancies. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.
ARTICLE 6.
The Officers
Section 6.01 Number of Officers. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and may, in addition, consist of one or more Executive Vice-Presidents, Senior Vice-Presidents, Vice-Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person except that the offices of President and Secretary shall not be held by the same person.
Section 6.02 Qualifications of Officers. Each officer of the Corporation shall be an adult individual. The officers of the Corporation need not be Shareholders and need not be residents of the State of Indiana or citizens of the United States of America.
Section 6.03 Election of Officers. The officers of the Corporation shall be elected by the Board of Directors. Each officer shall serve as such until the next ensuing annual meeting of the Board of Directors or until his successor shall have been duly elected and shall have qualified, except as hereinafter provided. Each officer shall be deemed to have qualified as such upon his election.
Section 6.04 Removal of Officers. Any officer of the Corporation may be removed at any time, with or without cause by the Board of Directors.
Section 6.05 Resignation of Officers. Any officer of the Corporation may resign at any time, with or without cause, by delivering written notice of his resignation to the Board of Directors. The resignation shall take effect at the time specified in the written notice, or upon receipt by the Board of Directors, as the case may be, and, unless otherwise specified in the written notice, the acceptance of the resignation shall not be necessary to make it effective.
Section 6.06 Filling of Vacancies. Any vacancies in the offices of the Corporation because of death, adjudication of incompetency, resignation, removal or any other cause shall be filled for the unexpired portion of the term of that office by the Board of Directors.
Section 6.07 The President. The President shall be the Chief Executive Officer of the Corporation. He shall be responsible for the active overall direction and administration of the affairs of the Corporation, subject, however, to the control of the Board of Directors. In general, he shall have such powers and perform such duties as are incident to the office of the President and Chief Executive Officer of a business corporation and shall, in addition, have such other and further powers and perform such other further duties as are specified in this Code of By-Laws or as the Board of Directors may, from time to time, assign to or delegate to him.

Section 6.08 The Vice-Presidents. Each Vice-President (if one or more Vice-Presidents are elected) shall assist the Chairman of the Board and the President in their duties and shall have such other powers and perform such other duties as the Board of Directors, the Chairman of the Board or the President may, from time to time, assign or delegate to him. At the request of the President, any Vice-President may, in the case of absence or inability to act of the President, temporarily act in his place. In the case of the death or inability to act without having designated a Vice-President to act temporarily in his place, the Vice-President so to perform the duties of the President shall be designated by the Board of Directors.
Section 6.09 The Secretary. The Secretary shall be the chief custodial officer of the Corporation. He shall keep or cause to be kept, in minute books provided for the purpose, the minutes of the proceedings of the Shareholders and the Board of Directors. He shall see that all notices are duly given in accordance with the provisions of this Code of By-laws and as required by law. He shall be custodian of the minute books, archives, records and the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized by the Shareholders, the Board of Directors, the Chairman of the Board or the President or as required by law. In general, he shall have such powers and perform such duties as are incident to the office of Secretary of a business corporation and shall, in addition, have such further powers and perform such further duties as are specified in this Code of By-laws or as the Board of Directors, the Chairman of the Board, or the President may, from time to time, assign or delegate to him.
Section 6.10 The Assistant Secretaries. Each Assistant Secretary (if one or more Assistant Secretaries are elected) shall assist the Secretary in his duties, and shall have such other powers and perform such other duties as the Board of Directors, the Chairman of the Board, the President or the Secretary may, from time to time, assign or delegate to him. At the request of the Secretary, any Assistant Secretary may, in the case of the absence or inability to act of the Secretary, temporarily act in his place. In the case of the death or resignation of the Secretary, or in the case of his absence or inability to act without having designated an Assistant Secretary to act temporarily in his place, the Assistant Secretary so to perform the duties of the Secretary shall be designated by the President.
Section 6.11 The Treasurer. The Treasurer shall have such powers and perform such duties as are incident to the office of Treasurer of a business corporation and have such further powers and perform such further duties as the Board of Directors, the Chairman of the Board, the President or the Vice-President — Finance, may, from time to time, assign or delegate to him. In the absence of the Vice-President — Finance, the Treasurer shall be the Chief Financial Officer of the Corporation.
Section 6.12 The Assistant Treasurers. Each Assistant Treasurer (if one or more Assistant Treasurers are elected) shall assist the Treasurer in his duties, and shall have such other powers and perform such other duties as the Board of Directors, the Chairman of the Board, the President or the Treasurer may, from time to time, assign or delegate to him. At the request of the Treasurer, any Assistant Treasurer may, in the case of the absence or inability to act of the Treasurer, temporarily act in his place. In the case of the death or resignation of the Treasurer, or in the case of his inability to act without having designated an Assistant Treasurer to act temporarily in his place, the Assistant Treasurer so to perform the duties of the Treasurer shall be designated by the President.

Section 6.13 Function of Offices. The offices of the Corporation are established in order to facilitate the day to day administration of the affairs of the Corporation in the ordinary course of its business and to provide an organization capable of executing and carrying out the decisions and directions of the Board of Directors. The officers of the Corporation shall have such powers and perform such duties as may be necessary or desirable to conduct and effect all transactions in the ordinary course of the business of the Corporation without further authorization by the Board of Directors and such further powers as are granted by this Code of By-laws or are otherwise granted by the Board of Directors.
ARTICLE 7.
Indemnification
Section 7.01 Definitions. As used in this Article 7:
(a) “expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by an Eligible Person (as hereinafter defined) in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Article; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a proceeding.
(b) “proceeding” includes, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, whether by a third party or by or in the right of the Corporation, by reason of the fact that an Eligible Person is or was a director, officer or employee of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, fiduciary or agent of another domestic or foreign corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, or an affiliate of the Corporation, whether for profit or not.
Section 7.02 Indemnity. The Corporation shall indemnify any person who is or was a director, officer or employee of the Corporation (“Eligible Person”) in accordance with the provisions of this Section 7.02 if the Eligible Person is a party to or threatened to be made a party to any proceeding against all expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Eligible Person in connection with such proceeding, but only (a) if the Eligible Person acted in good faith, and (b) (i) in the case of conduct in the Eligible Person’s official capacity with the Corporation, if the Eligible Person acted in a manner which the Eligible Person reasonably believed to be in the best interests of the Corporation, or (ii) in the case of conduct other than in the Eligible Person’s official capacity with the Corporation, if the Eligible Person acted in a manner which the Eligible Person reasonably believed was at least not opposed to the best interests of the Corporation, and (c) in the case of a criminal proceeding, the Eligible Person had reasonable cause to believe that the Eligible Person’s conduct was lawful or had no reasonable cause to believe that the Eligible Person’s conduct was unlawful, and (d) if required by the Act, the Corporation makes a determination that indemnification of the Eligible Person is permissible because the Eligible Person has met the standard of conduct as set forth in the Act.
Section 7.03 Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Article, to the extent that the Eligible Person has been wholly successful, on the merits or otherwise, in the defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Corporation shall indemnify the Eligible Person against all expenses incurred in connection therewith.
Section 7.04 Additional Indemnification. Notwithstanding any limitation in Sections 7.02 or 7.03, the Corporation shall indemnify the Eligible Person to the full extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of adoption of this Article that increase the extent to which a corporation may indemnify its Eligible Persons if the Eligible Person is a party to or threatened to be made a party to any proceeding against all expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Eligible Person in connection with such proceeding.
Section 7.05 Exclusions. Notwithstanding any provision in this Article 7, the Corporation shall not be obligated under this Article to make any indemnity or advance expenses in connection with any claim made against the Eligible Person:
(a) for which payment has actually been made to or on behalf of the Eligible Person under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under such insurance or other indemnity provision;
(b) if a court having jurisdiction in the matter shall finally determine that an Eligible Person derived an improper personal benefit from any transaction;
(c) if a court having jurisdiction in the matter shall finally determine that an Eligible Person is liable for disgorgement of profits resulting from the purchase and sale or sale and purchase by the Eligible Person of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law or common law;
(d) if a court having jurisdiction in the matter shall finally determine that such indemnification is not lawful under any applicable statute or public policy (in this respect, if applicable, both the Corporation and the Eligible Person have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or
(e) in connection with any proceeding (or part thereof) initiated by the Eligible Person against the Corporation or its directors, officers or employees, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, or (iv) the proceeding is initiated pursuant to Section 7.08 hereof and the Eligible Person is successful in whole or in part in such proceeding.

Section 7.06 Advancement of Expenses. The expenses incurred by the Eligible Person in any proceeding shall be paid promptly by the Corporation upon demand and in advance of final disposition of the proceeding at the written request of the Eligible Person, if (a) the Eligible Person furnishes the Corporation with a written affirmation of the Eligible Person’s good faith belief that the Eligible Person has met the standard of conduct required by the Act or this Article, (b) the Eligible Person furnishes the Corporation with a written undertaking to repay such advance to the extent that it is ultimately determined that the Eligible Person did not meet the standard of conduct that would entitle the Eligible Person to indemnification, and (c) if required by the Act, the Corporation makes a determination that the facts known to those making the determination would not preclude indemnification under the Act. Such advances shall be made without regard to the Eligible Person’s ability to repay such expenses.
Section 7.07 Notification and Defense of Claim. To obtain indemnification under this Article, as soon as practicable after receipt by the Eligible Person of notice of the commencement of any proceeding, the Eligible Person shall, if a claim in respect thereof is to be made against the Corporation under this Article, notify the Corporation of the commencement thereof; provided, however, that the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to the Eligible Person otherwise than under this Article. With respect to any such proceeding as to which the Eligible Person notifies the Corporation of the commencement thereof:
(a) The Corporation will be entitled to participate therein at its own expense.
(b) Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with legal counsel reasonably satisfactory to the Eligible Person. The Eligible Person shall have the right to employ separate counsel in such proceeding, but the Corporation shall not be liable to the Eligible Person under this Article, including Section 7.06 hereof, for the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) the Eligible Person reasonably concludes that there may be a conflict of interest between the Corporation and the Eligible Person in the conduct of the defense of such proceeding or (ii) the Corporation does not employ counsel to assume the defense of such proceeding. The Corporation shall not be entitled to assume the defense of any proceeding brought by the Corporation or as to which the Eligible Person shall have made the conclusion provided for in (i) above.
(c) If two or more persons who may be entitled to indemnification from the Corporation, including the Eligible Person, are parties to any proceeding, the Corporation may require the Eligible Person to engage the same legal counsel as the other parties. The Eligible Person shall have the right to employ separate legal counsel in such proceeding, but the Corporation shall not be liable to the Eligible Person under this Article, including Section 7.06 hereof, for the fees and expenses of such counsel incurred after notice from the Corporation of the requirement to engage the same counsel as other parties, unless the Eligible Person reasonably concludes that there may be a conflict of interest between the Eligible Person and any of the other parties required by the Corporation to be represented by the same legal counsel.
(d) The Corporation shall not be liable to indemnify the Eligible Person under this Article for any amounts paid in settlement of any proceeding effected without its written consent in advance which consent shall not be unreasonably withheld. The Corporation shall be permitted to settle any proceeding the defense of which it assumes, except the Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Eligible Person without the Eligible Person’s written consent, which consent shall not be unreasonably withheld.
Section 7.08 Enforcement. Any right to indemnification or advances granted by this Article to the Eligible Person shall be enforceable by or on behalf of the Eligible Person in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of a written request therefor. The Eligible Person, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. Neither the failure of the Corporation (including its Board of Directors or its shareholders) to make a determination prior to the commencement of such enforcement action that indemnification of the Eligible Person is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its shareholders) that such indemnification is improper, shall be a defense to the action or create a presumption that the Eligible Person is not entitled to indemnification under this Article or otherwise. The termination of any proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Eligible Person is not entitled to indemnification under this Article or otherwise.
Section 7.09 Partial Indemnification. If the Eligible Person is entitled under any provisions of this Article to indemnification by the Corporation for some or a portion of the expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Eligible Person in the investigation, defense, appeal or settlement of any proceeding but not, however, for the total amount thereof, the Corporation shall indemnify the Eligible Person for the portion of such expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement to which the Eligible Person is entitled.
Section 7.10 Nonexclusivity; Survival; Successors and Assigns. The indemnification and advance payment of expenses as provided by this Article shall not be deemed exclusive of any other rights to which the Eligible Person may be entitled under the Corporation’s articles of incorporation or any agreement, any vote of shareholders or directors, the Act, or otherwise, both as to action in the Eligible Person’s official capacity and as to action in another capacity. The right of the Eligible Person to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission or any alleged event, act or omission giving rise to any action, suit or proceeding and, once vested, shall survive any actual or purported amendment, restatement or repeal of this Article by the Corporation or its successors or assigns whether by operation of law or otherwise and shall survive termination of the Eligible Person’s services to the Corporation and shall inure to the benefit of the heirs, personal representatives and estate of the Eligible Person.
Section 7.11 Severability. If this Article or any portion thereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify the Eligible Person as to expenses, judgments, fines (including any excise tax or penalty assessed with respect to any employee benefit plan) and amounts paid in settlement with respect to any proceeding to the full extent permitted by any applicable portion of this Article that is not invalidated or by any other applicable law.
Section 7.12 Subrogation. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Eligible Person, who shall as a condition of receiving indemnification hereunder execute all documents required and shall do all acts necessary or desirable to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.
ARTICLE 8.
Miscellaneous Matters
Section 8.01 Fiscal Year. The fiscal year of the Corporation shall end at midnight on September 30 of each calendar year.
Section 8.02 Negotiable Instruments. All checks, drafts, bills of exchange and orders for the payment of money may, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be executed in its name by the President, a Vice-President, the Treasurer or an Assistant Treasurer, singly and without necessity of countersignature. The Board of Directors may, however, authorize any other officer or employee of the Corporation to sign checks, drafts and orders for the payment of money, singly and without necessity of countersignature.
Section 8.03 Notes and Obligations. All notes and obligations of the Corporation for the payment of money other than those to which reference is made in Section 8.02 of this Code of By-laws, may, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be executed in its name by the President, a Vice President, or the Treasurer, singly and without necessity of either attestation or affixation of the corporate seal by the Secretary or an Assistant Secretary.
Section 8.04 Deeds and Contracts. All deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party may, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be executed in its name by the President or a Vice-President singly and without necessity of either attestation or affixation of the corporate seal by the Secretary or an Assistant Secretary.
Section 8.05 Endorsement of Stock Certificates. Any certificate for shares of stock issued by any corporation and owned by the Corporation (including Common Stock held by the Corporation as treasury stock) may, unless otherwise required by law, be endorsed for sale or transfer by the President or a Vice-President, and attested by the Secretary or an Assistant Secretary; the Secretary or an Assistant Secretary, when necessary or required, may affix the corporate seal to the certificate.
Section 8.06 Voting of Stock. Any shares of stock issued by any other corporation and owned by the Corporation may be voted at any shareholders’ meeting of the other corporation by the President, if he is present, or in his absence by a Vice-President. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or to give a shareholders’ consent with respect to any shares of stock issued by any other corporation and owned by the

Corporation, the proxy or consent may be executed in the name of the Corporation by the President or a Vice-President singly and without necessity of either attestation or affixation of the corporate seal by the Secretary or an Assistant Secretary. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by the other corporation and owned by the Corporation the same as the share might be voted by the Corporation.
Section 8.07 Corporate Seal. The corporate seal of the Corporation shall be circular in form and mounted on a metal die, suitable for impressing the same on paper. About the upper periphery of the seal shall appear the words “Hill-Rom Holdings, Inc.,” and about the lower periphery of the seal shall appear the word “Indiana.” In the center of the seal shall appear the words “Corporate Seal.” No instrument executed by any of the officers of the Corporation shall be invalid or ineffective in any respect by reason of the fact that the corporate seal has not been affixed to it.